EXHIBIT 5 & 23.2

                             CHOATE, HALL & STEWART
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                 EXCHANGE PLACE
                                 53 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                            TELEPHONE (617) 248-5000
                            FACSIMILE (617) 248-4000
                                 TELEX 49615860


                                            November 1, 2004

Southwall Technologies Inc.
3975 East Bayshore Road
Palo Alto, California 94303

Ladies and Gentlemen:

     This opinion is delivered to you in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed on November 1, 2004 by Southwall Technologies Inc. (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of (i) 4,000,000 shares of common stock, $.001 par value (the "Common Stock"), under the Company's 1997 Stock Incentive Plan, as amended (the "1997 Stock Plan"), and (ii) 1,250,000 shares of Common Stock under the Company's 1998 Stock Plan for Employees and Consultants, as amended (the "1998 Stock Plan").

     We are familiar with the Company's Restated Certificate of Incorporation, as amended, its Amended and Restated By-Laws, as amended, and its corporate minute book, as well as the Registration Statement. We have also examined such other documents, records and certificates and made such further investigation, as we have deemed necessary for the purposes of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the additional shares to be sold by the Company under the 1997 Stock Plan and/or the 1998 Stock Plan, as in effect on the date hereof, when issued against receipt of the agreed purchase price therefor, will be legally issued, fully paid and nonassessable.

     We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this Firm included therein.

                                        Very truly yours



                                        CHOATE, HALL & STEWART


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